UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified in Its Charter)

Starwood Real Estate Income Trust, Inc.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SUBJECT TO COMPLETION—PRELIMINARY PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

TO BE HELD ON AUGUST 17, 2021

PROXY STATEMENT

OF

STARWOOD REAL ESTATE INCOME TRUST, INC.

SOLICITATION OF PROXIES IN OPPOSITION TO

THE PROPOSED MERGER OF

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

WITH AND INTO EQC MAPLE INDUSTRIAL LLC

This proxy statement (this “Proxy Statement”) and the enclosed BLUE proxy card are being furnished by Starwood Real Estate Income Trust, Inc., a Maryland corporation (“Starwood”, “we”, “our” or “us”), in connection with the solicitation of proxies from the shareholders of Monmouth Real Estate Investment Corporation, a Maryland corporation (“MNR”), for use at the special meeting of shareholders of MNR and at any continuation, adjournment, postponement or rescheduling thereof (the “Special Meeting”) relating to the proposed merger (the “Proposed EQC Merger”) of MNR with and into EQC Maple Industrial LLC (formerly known as RS18 LLC), a Maryland limited lability company (“Merger Sub”), a subsidiary of Equity Commonwealth, a Maryland real estate investment trust (“EQC”). The Special Meeting is scheduled to be held on August 17, 2021, at 11:00 a.m., Eastern time, via a live webcast at www.cesonlineservices.com/mnr21_vm.

This solicitation is being made by Starwood and the other “Participants” named in Schedule I hereto (the “Participants”), and not by or on behalf of MNR or the MNR Board.

This Proxy Statement and the enclosed BLUE proxy card are first being mailed to MNR shareholders on or about [    ], 2021.

Pursuant to this Proxy Statement, Starwood and the Participants are soliciting proxies from holders of shares of common stock of MNR, $0.01 par value per share (the “MNR Common Shares”), to vote “AGAINST” all three of the proposals to be voted on at the Special Meeting: (i) the proposal to approve the Proposed EQC Merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of May 4, 2021, as it may be amended from time to time (the “EQC Merger Agreement”), among MNR, EQC and Merger Sub (the “EQC Merger Proposal”); (ii) the proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to MNR’s five executive officers in connection with the EQC Merger Agreement and the transactions contemplated thereby (the “Compensation Proposal”); and (iii) the proposal to authorize the board of directors of MNR (the “MNR Board”), to approve one or more adjournments of the Special Meeting to another date, time, place or format, if necessary or appropriate, including to solicit additional proxies in favor of the EQC Merger Proposal (the “Adjournment Proposal”, and collectively with the EQC Merger Proposal and the Compensation Proposal, the “Special Meeting Proposals”). Each of the Special Meeting Proposals is described in the definitive proxy statement filed by MNR with the United States Securities and Exchange Commission (the “SEC”), on July 23, 2021 (the “MNR Proxy Statement”).

As of the close of business on July 27, 2021, Starwood owned of record and beneficially 100 MNR Common Shares, as more particularly described in Schedule I hereto.

WE ARE SOLICITING PROXIES FROM MNR SHAREHOLDERS TO VOTE WITH STARWOOD “AGAINST” THE PROPOSED EQC MERGER BY VOTING “AGAINST” THE EQC MERGER PROPOSAL, “AGAINST” THE COMPENSATION PROPOSAL AND “AGAINST” THE ADJOURNMENT PROPOSAL.

The MNR Board has established the close of business on August 2, 2021 as the record date (the “Record Date”) for determining those shareholders who will be entitled to notice of, and to vote at, the Special Meeting.

On May 4, 2021, MNR entered into the EQC Merger Agreement. The EQC Merger Agreement provides, among other things, that if MNR common shareholders approve the Proposed EQC Merger, at the closing of the Proposed EQC Merger, each MNR Common Share will be automatically converted into the right to receive 0.67 of a newly issued EQC common share. As described in the MNR Proxy Statement, the Proposed EQC Merger and the other transactions contemplated by the EQC Merger Agreement must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding MNR Common Shares as of the Record Date.

After having submitted a proposal to acquire MNR prior to the execution of the EQC Merger Agreement and having submitted another proposal on July 8, 2021 that Starwood believed to constitute a “Superior Proposal” as defined in the EQC Merger Agreement (the “Starwood July 8 Proposal”), on July 15, 2021, Starwood submitted an enhanced, all-cash, fully financed, fully actionable acquisition proposal to MNR (the “Starwood July 15 Proposal”) for net cash consideration of $18.88 per MNR Common Share, reflecting a stated purchase price of $19.51 per share reduced by the termination fee of $62,161,697, or approximately $0.63 per share, if MNR were to terminate the EQC Merger Agreement and accept the Starwood July 15 Proposal, and an increase of $0.18 per share from the Starwood July 8 Proposal. The Starwood July 15 Proposal provides MNR shareholders with an immediate fixed value, without the potential downside risks of holding stock in the combined company. The Starwood July 15 Proposal is immediately actionable and requires no additional approvals or vote of Starwood shareholders to move forward with signing the merger agreement and closing the transaction, whereas the Proposed EQC Merger is conditioned on approval by EQC shareholders. The Starwood July 15 proposal requires no further due diligence and has no financing contingencies. All necessary financing commitments to fund the Starwood July 15 Proposal have been executed and provided to the MNR Board.

On July 22, 2021, Eugene Landy, on behalf of MNR, delivered a letter to Starwood stating that the MNR Board “does not see how the terms set forth in the amended July proposal would provide a basis for discussions regarding a potential transaction between Starwood and Monmouth.” That same day, MNR issued a press release disclosing the MNR Board’s response to the Starwood July 15 Proposal and reaffirming its support for the Proposed EQC Merger.

In contrast to the MNR Board, Starwood believes that the Starwood July 15 Proposal is clearly superior to the Proposed EQC Merger and the transactions contemplated by the EQC Merger Agreement. The Starwood July 15 Proposal offers a 5.6% premium and approximately $100 million of additional value compared to the implied value of $17.88 per MNR Common Share under the Proposed EQC Merger, based on the closing price of EQC’s common shares of $26.69 on July 27, 2021.

The Starwood July 15 Proposal is subject to the termination of the EQC Merger Agreement and the prior approval of the MNR Board. There can be no assurance that, even if the EQC Merger Proposal is not approved by MNR shareholders or the Proposed EQC Merger is otherwise abandoned, (i) MNR will enter into a definitive merger agreement with us or (ii) the Starwood July 15 Proposal will be consummated on the terms proposed or at all. The EQC Merger Agreement also provides for the payment by MNR to EQC of a $62,161,697 termination fee, which will be due to EQC if the EQC Merger Agreement is terminated because the EQC Merger Proposal is not approved and MNR enters into a definitive merger agreement with us within 12 months after the EQC Merger Agreement is terminated. The Starwood July 15 Proposal takes into account the payment to EQC of the $62,161,697 million termination fee and the payment of such fee will not alter the $18.88 per share consideration provided by the Starwood July 15 Proposal.

WE URGE YOU TO VOTE THE BLUE PROXY CARD “AGAINST” THE EQC MERGER PROPOSAL, “AGAINST” THE COMPENSATION PROPOSAL AND “AGAINST” THE ADJOURNMENT PROPOSAL.

WE ARE NOT ASKING YOU TO VOTE ON OR APPROVE THE STARWOOD JULY 15 PROPOSAL AT THIS TIME. HOWEVER, A VOTE “AGAINST” THE EQC MERGER PROPOSAL WILL SEND A CLEAR MESSAGE TO THE MNR BOARD THAT IT SHOULD NOT CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE EQC MERGER AGREEMENT. IF THE EQC MERGER PROPOSAL IS NOT APPROVED, MNR WILL HAVE THE RIGHT TO TERMINATE THE EQC MERGER AGREEMENT. THE STARWOOD JULY 15 PROPOSAL IS FULLY FINANCED, IS FULLY ACTIONABLE, REQUIRES NO FURTHER DUE DILIGENCE, IS READY FOR EXECUTION OF A DEFINITIVE AGREEMENT AND REMAINS OPEN AND AVAILABLE FOR ACCEPTANCE BY THE MNR BOARD.

EVEN IF YOU HAVE ALREADY SENT A WHITE PROXY CARD TO MNR, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. ONLY YOUR LATEST-DATED PROXY COUNTS. WE URGE YOU TO VOTE “AGAINST” THE EQC MERGER PROPOSAL, THE COMPENSATION PROPOSAL AND THE ADJOURNMENT PROPOSAL BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES ARE HELD IN “STREET-NAME,” PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM. IF YOU HAVE NOT RECEIVED INSTRUCTIONS FROM YOUR BANK OR BROKER, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AS SOON AS POSSIBLE. IF YOU NEED FURTHER ASSISTANCE, PLEASE CONTACT INNISFREE M&A INCORPORATED, OUR PROXY SOLICITOR, AT THE NUMBER BELOW.

A proxy may be given by any person who held MNR Common Shares on the Record Date. Whether or not you plan to attend the Special Meeting, you are urged to sign and date the enclosed BLUE proxy card and return it in the postage-paid envelope provided. Your latest-dated proxy is the only one that counts, so you may return the BLUE proxy card even if you have already delivered any other proxy. Please do not return any proxy sent to you by MNR. If you have already returned a proxy card sent to you by MNR, that card automatically will be revoked if you sign, date and return the enclosed BLUE proxy card.

Innisfree M&A Incorporated (“Innisfree”) is assisting Starwood and the Participants with their efforts to solicit proxies. If you have any questions concerning this Proxy Statement or would like additional copies, please contact:

Innisfree M&A Incorporated

20 Oser Avenue, Suite 100

Hauppauge, NY 11788

(212) 750-5833

Shareholders Call Toll Free: (877) 750-0625

BACKGROUND OF THIS SOLICITATION

In this “Background of this Solicitation” section, references to “Starwood” are to Starwood Real Estate Income Trust, Inc. and/or one or more of its affiliates.

On December 1, 2020, Blackwells Capital LLC (“Blackwells”), a shareholder of MNR, delivered a letter to Eugene Landy, founder of MNR and Chairman of the MNR Board, and Michael Landy, President and Chief Executive Officer of MNR and the son of Eugene Landy, communicating an unsolicited, non-binding preliminary proposal to acquire all of the outstanding common shares of MNR in an all-cash transaction at a price of $16.75 per share (the “Initial Blackwells Proposal”).

On December 10, 2020, Eugene Landy responded to the Initial Blackwells Proposal with a statement that the MNR Board determined that pursuing a sale of MNR would not be in the best interest of MNR at the time.

On December 18, 2020, Blackwells delivered a revised proposal to Eugene Landy and Michael Landy offering to pay $18.00 per share in cash to acquire all of the outstanding common shares of MNR (the “Revised Blackwells Proposal”) and otherwise under substantially the same terms and conditions as the Initial Blackwells Proposal.

On December 21, 2020, MNR publicly disclosed its receipt of the Revised Blackwells Proposal.

On December 22, 2020, Starwood expressed an interest in exploring a potential acquisition of MNR to one of MNR’s financial advisors, CSCA Capital Advisors, LLC (“CSCA”).

On December 23, 2020, Blackwells’ counsel delivered a letter (the “Blackwells Nomination Notice”) to Michael D. Prashad, General Counsel and Corporate Secretary of MNR, announcing its intention to nominate a slate of four candidates for election to the MNR Board at MNR’s 2021 annual meeting of shareholders, and to submit certain shareholder proposals for consideration by MNR’s shareholders at the MNR 2021 annual meeting.

On December 29, 2020, Land & Buildings Capital Growth Fund, LP (“Land & Buildings”), a shareholder of MNR, delivered a written notice to MNR indicating its intention to nominate its own slate of four director candidates for election at MNR’s 2021 annual meeting and to submit one non-binding proposal to be voted on by MNR shareholders at the MNR 2021 annual meeting.

On January 14, 2021, Eugene Landy sent a letter to Blackwells stating that the MNR Board had reviewed the Revised Blackwells Proposal with its legal and financial advisors and had determined that it was not in the best interests of MNR and its stockholders. Eugene Landy also informed Blackwells that the MNR Board had decided to explore potential strategic alternatives to maximize shareholder value and had retained J.P. Morgan Securities LLC (“J.P. Morgan”) and CSCA to assist and advise the MNR Board in that review.

On the same day, MNR publicly disclosed the MNR Board’s determinations to reject the Revised Blackwells Proposal and to conduct a review of MNR’s potential strategic alternatives. Shortly following MNR’s announcement, representatives of Starwood contacted both CSCA and J.P. Morgan to reiterate Starwood’s interest in exploring a potential transaction.

Also on the same day, the MNR Board formed a Strategic Alternatives Committee consisting of two non-independent directors, Michael Landy, the Company’s President and Chief Executive Officer (and the son of MNR’s founder and Chairman of the MNR Board Eugene Landy), and Kevin Miller, the Company’s Chief Financial and Accounting Officer and Treasurer, and two non-management directors, K.C. Conway and Scott Robinson.

On January 19, 2021, the MNR Board received a letter from Land & Buildings requesting that the MNR Board immediately appoint Land & Buildings’ director nominees to the MNR Board and to the Strategic Alternatives Committee. Subsequently on January 26, 2021, Land & Buildings issued a press release regarding its director nominees to the MNR Board.

On February 5 and 6, 2021, Michael Landy contacted several of the potential counterparties with whom Michael Landy had existing relationships, including David Helfand, EQC’s Chief Executive Officer, to inquire as to whether the potential counterparty would be interested in participating in the strategic alternatives process. Michael Landy had previously met David Helfand when David Helfand was serving as an executive of another real estate investment trust, Equity LifeStyle Properties, Inc. (NYSE: ELS). On February 7 and 11, 2021, Michael Landy and David Helfand had follow-up conversations regarding EQC’s evaluation of a possible transaction, and David Helfand expressed interest in participating in the strategic alternatives process.

On February 7, 2021, Starwood, MNR and their respective advisors negotiated and executed a non-disclosure agreement. The Non-Disclosure Agreement contained customary standstill provisions, which expired by their terms upon MNR’s execution of the EQC Merger Agreement on May 4, 2021.

During the first week of March 2021, representatives of Starwood participated in a due diligence meeting with MNR management and MNR’s financial advisors.

In advance of the March 16, 2021 bid deadline previously set by MNR’s financial advisors (the “Round 1 Bid Deadline”), Michael Landy spoke with representatives of Starwood, who expressed a strong interest in the MNR portfolio and indicated they intended to submit a competitive proposal.

On March 10, 2021, Blackwells delivered a letter to the MNR Board expressing Blackwells’ disappointment that it had not been invited to participate in MNR’s strategic alternatives review process despite numerous attempts to contact MNR’s financial advisors, legal representatives and Michael Landy, and called on MNR to engage in good faith discussions with Blackwells (the “March 10 Letter”).

On March 16, 2021 (the Round 1 Bid Deadline), MNR received preliminary, non-binding proposals from, among others, EQC and Starwood. The proposal submitted by EQC provided for an all-stock transaction with an exchange ratio of 0.571 EQC common shares for each MNR Common Share, representing an implied value of $16.22 per MNR Common Share based on the trading price of EQC’s common shares at the time of EQC’s March 16 proposal. EQC’s offer was conditioned on a vote of EQC’s shareholders to approve the merger terms. Starwood’s proposal contemplated an all-cash transaction with an offer price of $18.30 per share. Starwood’s proposal was not subject to any financing contingency. Despite the significantly lower value that would be provided by the EQC proposal, EQC was invited to participate in the next stage of the bidding process.

On March 19, 2021, J.P. Morgan and CSCA contacted Starwood to inform Starwood that it was invited to participate in the next stage of the bidding process.

On March 29, 2021, Starwood received a letter (the “Round 2 Bid Letter”) sent by representatives of MNR inviting the submission of final proposals by April 20, 2021 (the “Round 2 Bid Deadline”).

On April 7, 2021, a form of merger agreement prepared by Stroock & Stroock & Lavan LLP, counsel to MNR (“Stroock”), on behalf of MNR was provided to EQC, Starwood and the other bidders.

Before the Round 2 Bid Deadline, various telephone calls, videoconferences and e-mails were exchanged between MNR and its advisors and representatives of Starwood regarding diligence and process matters. Additionally, during this period, Starwood conducted tours of a large number of MNR’s properties. Additionally, representatives of Stroock and counsel to Starwood discussed the draft merger agreement. Stroock did not communicate any material issues regarding Starwood’s draft merger agreement during such discussions.

During April, Michael Landy and David Helfand exchanged a number of telephone calls and e-mails regarding EQC’s proposal and its overall vision for the combined company. No similar calls were held with Starwood.

On April 20, 2021 (the Round 2 Bid Deadline), EQC delivered a revised proposal along with comments on the form of merger agreement to MNR and its advisors, which provided for an all-stock transaction with an effective price of $19.33 per MNR Common Share, based on EQC’s closing stock price of $28.85 per share on April 20, 2021 and adding MNR’s previously declared common stock dividend of $0.18 per share to be payable on June 15, 2021. EQC’s offer letter stated that the offer was subject to confirmatory due diligence as well as approval of the issuance of EQC shares in the merger by the affirmative vote of at least a majority of the votes cast by EQC shareholders on the proposal.

Starwood also submitted comments on the form of merger agreement on April 20, 2021 and the following morning, April 21, 2021, submitted its revised proposal, specifying the per share price being offered by Starwood. Starwood’s April 21 proposal consisted of an all-cash offer to acquire all of the common shares of MNR for a price of $19.00 per share. Starwood’s revised proposal prohibited the payment of any dividends to holders of MNR Common Shares between signing and closing of the merger agreement, which would include MNR’s previously declared dividend of $0.18 per share payable on June 15, 2021, other than dividends necessary to maintain MNR’s REIT qualification, and required that the stated price of $19.00 per share be reduced by the amount of any such REIT qualification dividends paid between signing and closing. Starwood’s offer contained no financing contingencies and stated that all financing for the transaction would be fully committed prior to execution of definitive transaction documents, explaining that commitments for debt financing and an equity bridge had been obtained by Starwood from a global commercial bank, to supplement equity and thereby ensure that the transaction would not be subject to any risk of future fundraising. Starwood’s offer letter attached highly confident letters from its bank with respect to both the debt financing and the equity bridge and Starwood indicated that commitment letters for both facilities were in near final form and would be finalized prior to April 26, 2021. Starwood stated that Starwood’s offer had received full approval from Starwood’s investment committee and no further approvals or due diligence would be required.

On April 22, 2021, J.P. Morgan and CSCA contacted EQC and Starwood to request a best and final proposal by 12:00 pm, Eastern Time, on Wednesday, April 28, 2021 (the “Final Bid Deadline”).

On April 25, 2021, Stroock delivered a revised draft of the merger agreement to Starwood’s counsel.

On April 28, 2021 (the Final Bid Deadline), Starwood submitted an all-cash offer to acquire all of MNR’s common shares at a price of $19.51 per share, with the per share price to be paid in the merger to be reduced by the amount of any dividends declared or paid by MNR on the MNR Common Shares between signing and closing of the merger agreement. Starwood’s offer contained no financing contingencies and stated that commitments for debt financing and an equity bridge had been obtained by Starwood from a global commercial bank, to supplement equity to be provided by the acquiring entity within Starwood and thereby ensure that the transaction would not be subject to any risk of future fundraising. Starwood’s offer letter was accompanied by executed commitment letters from this bank providing for both the debt financing and the equity bridge. Starwood’s proposal letter stated that Starwood’s proposal had received full approval from Starwood’s investment committee and no further approvals or due diligence would be required.

On the same day, EQC submitted a proposal consisting of an all-stock offer with 0.67 EQC shares to be issued in exchange for each MNR common share. In addition, EQC’s proposal provided for MNR to pay the $0.18 per share regular quarterly common dividend that had been declared in April 2021 and MNR to declare and pay an additional $0.18 regular quarterly common dividend (which the MNR Board later declared on July 1, 2021), without EQC declaring or paying a matching pre-merger cash dividend to EQC’s shareholders. EQC’s offer letter stated that EQC’s offer was contingent upon confirmatory due diligence as well as the approval of the issuance of EQC shares in the merger by the affirmative vote of at least a majority of the votes cast on the proposal by EQC common shares.

Also on the same day, the MNR Board invited Sam Zell, Chairman of the EQC Board, David Helfand, EQC’s President and Chief Executive Officer, and David Weinberg, EQC’s Executive Vice President and Chief Operating Officer, to make a presentation to the MNR Board regarding the EQC proposal. No such invitation was extended to Starwood.

An hour and a half after the EQC presentation, the MNR Board and the Strategic Alternatives Committee approved the EQC proposal without any further discussion with Starwood.

Later on April 28, 2021, Michael Landy telephoned David Helfand to notify him that the MNR Board had determined to proceed with the EQC proposal. The following day, Michael Landy and representatives of J.P. Morgan advised Starwood that the MNR Board had determined to accept another offer.

On May 4, 2021, six days after the MNR Board and the Strategic Alternatives Committee awarded the transaction to EQC, MNR and EQC entered into the EQC Merger Agreement and issued a joint press release after the close of markets announcing the execution of the EQC Merger Agreement. During such six-day period, representatives of MNR did not reach out to Starwood to discuss any aspects of its proposal.

On June 7, 2021, Blackwells sent a letter to MNR shareholders expressing its disapproval of the transactions contemplated by the EQC Merger Agreement, which letter argued that, among other things, the transactions contemplated by the EQC Merger Agreement were “designed to serve the interests of members of the Landy family, who have used their influence on the [MNR] Board (as Chairman, President / CEO and Director) to protect their role in [MNR] and to create a tax shield for themselves.”

On July 8, 2021, Starwood submitted the Starwood July 8 Proposal, an unsolicited acquisition proposal for MNR, by sending a letter to J.P. Morgan and CSCA addressed to Mr. Eugene Landy. Under the terms of the Starwood July 8 Proposal, which qualified as a “Takeover Proposal” for purposes of the EQC Merger Agreement, Starwood offered to acquire all of MNR’s outstanding common shares for net cash consideration of approximately $18.70 per share. The Starwood July 8 Proposal reflected a per share purchase price of $19.51 per share, reduced by (i) the termination fee payable by MNR to EQC of $62,161,697, or approximately $0.63 per share, if MNR were to terminate the merger agreement with EQC and accept the July 8 Proposal and (ii) the $0.18 per share dividend on MNR’s common shares previously declared by the MNR Board on July 1, 2021 and payable on or before September 15, 2021. The Starwood July 8 Proposal was accompanied by executed commitment letters from a global commercial bank providing for Starwood’s contemplated debt financing and an equity bridge, as well as a proposed form of merger agreement. The Starwood July 8 Proposal further stated that Starwood had obtained all necessary internal approvals and had completed its due diligence.

Beginning on July 11, 2021, Stroock and Starwood’s counsel held several conference calls to clarify the terms of the Starwood July 8 Proposal, including questions regarding the commitment letters and the proposed form of merger agreement submitted by Starwood with the Starwood July 8 Proposal. Representatives of Stroock declined to provide any specific timing for responding to the Starwood July 8 Proposal or whether the MNR Board had scheduled a meeting to evaluate the Starwood July 8 Proposal.

On July 12, 2021, following the closing of trading on the NYSE, MNR issued a press release disclosing its receipt of the Starwood July 8 Proposal and the material terms of the July 8 Proposal. The press release indicated that the MNR Board was evaluating the proposal, that no determinations had been made and that the MNR Board intended to respond to the Starwood July 8 Proposal in due course.

On July 15, 2021, the MNR Board held a special meeting during which the MNR Board reached a unanimous conclusion that the merger with EQC would provide greater value to MNR shareholders than the Starwood July 8 Proposal and that the terms of the Starwood July 8 Proposal would not provide a basis for discussions regarding a potential transaction between Starwood and MNR (the “MNR July 15 Determination”).

During the MNR Board meeting held on July 15, 2021, and prior to Starwood having received any communications regarding the MNR July 15 Determination, Starwood submitted the Starwood July 15 Proposal by sending a letter to representatives of J.P. Morgan and CSCA addressed to Mr. Eugene Landy setting forth an amendment to the Starwood July 8 Proposal. The Starwood July 15 Proposal reflected an increase of $0.18 per share in the consideration that would be paid for the MNR Common Shares, resulting in a net cash consideration of $18.88 per share, reflecting a purchase price of $19.51 per share reduced by the termination fee of $62,161,697, or approximately $0.63 per share, if MNR were to terminate the merger agreement with EQC and accept the Starwood July 15 Proposal. The other material aspects of the Starwood July 8 Proposal were unchanged. In the Starwood July 15 Proposal, Starwood requested that the MNR Board act without delay to declare the Starwood July 15 Proposal to be a “Superior Proposal” under the EQC Merger Agreement. Later on July 15, 2021, Starwood’s counsel delivered to Stroock an updated proposed form of merger agreement reflecting the amendment as well as an updated draft of the disclosure schedules to the merger agreement. The Starwood July 15 Proposal represented a premium of 3.8% to the implied value of the Proposed EQC Merger on the same day, based on EQC’s closing price of $27.15.

On July 16, 2021, MNR issued a press release disclosing its receipt of the Starwood July 15 Proposal.

Between July 16, 2021 and July 20, 2021, MNR’s advisors had several telephone conversations with representatives of Starwood and its counsel relating to the Starwood July 15 Proposal. During such calls, representatives of MNR communicated to representatives of Starwood that the MNR Board had not made any determinations regarding the Starwood July 8 Proposal or the Starwood July 15 Proposal and that the MNR Board would likely review the Starwood July 15 Proposal during the next week, although no specific date had been set for a meeting.

On July 21, 2021, Starwood issued a press release in which it confirmed that it had submitted the Starwood July 15 Proposal. In the press release, Starwood urged the MNR Board to declare the Starwood July 15 Proposal a “Superior Proposal” under the terms of the EQC Merger Agreement and to proceed to finalize a transaction with Starwood.

On July 22, 2021, MNR delivered a letter to Starwood informing Starwood that the MNR Board “does not see how the terms set forth in the amended July proposal would provide a basis for discussions regarding a potential transaction between Starwood and Monmouth.” The Starwood July 15 Proposal represented a premium of 5.9% to the implied value of the Proposed EQC Merger on the same day, based on EQC’s closing price of $26.61.

That same day, MNR issued a press release disclosing the MNR Board’s response to the Starwood July 15 Proposal and unanimously concluding that the Starwood July 15 Proposal, despite being financially superior, would not provide a basis for discussions regarding an alternative transaction (which, under the terms of the EQC Merger Agreement, would only have required the MNR Board to conclude that the failure to engage with Starwood would, or would be reasonably likely to, be inconsistent with its statutory duties under applicable law).

Also on that same day, Starwood issued a press release reiterating its belief that the Starwood July 15 Proposal would provide substantially more value to MNR shareholders than the existing transaction with EQC.

On July 23, 2021 MNR filed the definitive version of the MNR Proxy Statement.

On July 27, 2021, Starwood filed this preliminary proxy statement.

PROPOSAL 1: EQC MERGER PROPOSAL

Pursuant to the EQC Merger Agreement, approval of the EQC Merger Proposal is a condition to the consummation of the Proposed EQC Merger. If the EQC Merger Proposal is not approved, the Proposed EQC Merger will not occur. Approval of the EQC Merger Proposal requires the affirmative vote of holders of at least two-thirds of the MNR Common Shares outstanding on the Record Date. For purposes of this vote, an abstention or failure to vote, or a failure to provide your broker or other nominee with voting instructions, will have the same effect as a vote “AGAINST” the EQC Merger Proposal. For the reasons discussed below, we oppose the Proposed EQC Merger. To that end, we are soliciting your proxy to vote AGAINST the EQC Merger Proposal.

We recommend that you demonstrate your opposition to the Proposed EQC Merger and send a message to the MNR Board that the Proposed EQC Merger is not in the best interest of MNR’s shareholders by signing, dating and returning the enclosed BLUE proxy card by mail.

If the EQC Merger Proposal is not approved at the Special Meeting, MNR will be permitted to terminate the EQC Merger Agreement and accept the Starwood July 15 Proposal.

Reasons to Vote Against Approving the Merger:

Starwood Believes the EQC Merger Proposal is Inferior to the Starwood July 15 Proposal

•

Starwood believes that its proposal clearly provides MNR shareholders with greater value and certainty than the existing EQC Merger Agreement. Starwood’s proposal offers a net consideration of $18.88 per MNR Common Share to MNR shareholders after payment of the termination fee, as compared to a value of $17.88 per MNR Common Share implied by the Proposed EQC Merger, based on the closing price of EQC’s common shares of $26.69 on July 27, 2021.

•	Starwood’s proposal is fully financed and has no financing contingencies. All necessary financing commitments to fund the transaction have been executed and provided to the MNR Board.

•	Starwood’s price is fixed and shareholders can be certain of the value they will receive.

•

Unlike the EQC Merger Proposal, which still requires the approval of EQC shareholders, Starwood’s proposal does not require a vote of Starwood shareholders to move forward with the merger agreement and close the transaction.

•	Starwood’s proposal requires no further due diligence or approvals by Starwood.

•	Starwood’s proposal is fully and immediately actionable, as Starwood has already negotiated a merger agreement with MNR that Starwood is ready to sign immediately.

Starwood Believes MNR Shareholders Should be Concerned About the Process Surrounding the EQC Merger Proposal

•

The MNR Board delegated authority to lead the strategic alternatives process to a committee that was not fully independent. Half of the members of the MNR Board’s strategic alternatives committee - Michael Landy (MNR’s President and Chief Executive Officer and the son of founder and chairman of the MNR Board) and Kevin Miller (MNR’s Chief Financial and Accounting Officer and Treasurer) - were not independent directors.

•

The presence of Michael Landy on the strategic alternatives committee raises what Starwood believes to be a built-in conflict of interest given the Landy family’s historical interests in the stock and the specific benefit to the Landy family of a tax-deferred transaction relative to an all-cash transaction.

A vote “AGAINST” the EQC Merger Proposal would send a clear message to the MNR Board that you believe the Starwood July 15 Proposal is the “SUPERIOR” proposal for MNR shareholders and should be pursued by the MNR Board.

PROPOSAL 2: COMPENSATION PROPOSAL

You are being asked by MNR to vote, on a non-binding, advisory basis, on certain compensation that may be paid or become payable to MNR’s five executive officers that is based upon or otherwise relates to the Proposed EQC Merger and the other transactions contemplated by the EQC Merger Agreement. Approval of the Compensation Proposal requires, provided a quorum is present, the affirmative vote of at least a majority of all votes cast on such proposal. For purposes of this vote, an abstention or failure to vote, or a failure to provide your broker or other nominee with voting instructions, will have no effect.

While the Compensation Proposal is non-binding and advisory, and its approval is not required for the transactions contemplated by the EQC Merger Agreement to be consummated, Starwood believes that the purpose of the Compensation Proposal is to demonstrate shareholder support for compensation that would be paid to MNR management in connection with the Proposed EQC Merger. Therefore, we believe the Compensation Proposal should not be approved if MNR shareholders oppose the EQC Merger Proposal. For the reasons discussed above in “Reasons to Vote Against Approving the Merger”, Starwood opposes the Proposed EQC Merger. To that end, Starwood is soliciting your proxy to vote AGAINST the Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

You are being asked by MNR to approve a proposal that will authorize the MNR Board to adjourn the Special Meeting one or more times to another date, time, place, or format, if necessary or appropriate, including to permit solicitation of additional proxies in favor of the proposal to approve the Proposed EQC Merger and the other transactions contemplated by the EQC Merger Agreement if there are not sufficient votes at the time of the Special Meeting to approve the Proposed EQC Merger and the other transactions contemplated by the EQC Merger Agreement. Approval of the Adjournment Proposal requires, provided a quorum is present, the affirmative vote of at least a majority of all votes cast on such proposal. For purposes of this vote, an abstention or failure to vote, or a failure to provide your broker or other nominee with voting instructions, will have no effect.

Starwood believes that the purpose of the Adjournment Proposal is to facilitate the EQC Merger Proposal. For the reasons discussed above in “Reasons to Vote Against Approving the Merger”, Starwood opposes the Proposed EQC Merger. To that end, Starwood is soliciting your proxy to vote AGAINST the Adjournment Proposal.

GIVEN THE REASONS SET FORTH ABOVE, WE URGE YOU TO VOTE “AGAINST” THE EQC MERGER PROPOSAL, “AGAINST” THE COMPENSATION PROPOSAL AND “AGAINST” THE ADJOURNMENT PROPOSAL BY SIMPLY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES ARE HELD IN “STREET-NAME,” PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON THE ENCLOSED BLUE VOTING INSTRUCTION FORM. IF YOU HAVE NOT RECEIVED INSTRUCTIONS FROM YOUR BANK OR BROKER, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AS SOON AS POSSIBLE. IF YOU NEED FURTHER ASSISTANCE, PLEASE CONTACT INNISFREE M&A INCORPORATED, OUR PROXY SOLICITOR, AT THE NUMBER BELOW.

WE REQUEST THAT YOU NOT RETURN ANY PROXY CARD THAT YOU RECEIVE FROM MNR. EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD FURNISHED BY MNR, YOU HAVE THE RIGHT BEFORE THE SPECIAL MEETING TO CHANGE YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. ONLY YOUR LATEST DATED PROXY COUNTS.

WE URGE YOU TO SEND THE MNR BOARD A CLEAR MESSAGE THAT MNR SHAREHOLDERS DO NOT WANT THE PROPOSED EQC MERGER TO BE COMPLETED. VOTE “AGAINST” THE EQC MERGER PROPOSAL, “AGAINST” THE COMPENSATION PROPOSAL AND “AGAINST” THE ADJOURNMENT PROPOSAL TODAY.

CERTAIN INFORMATION REGARDING THE PROPOSED MERGER

According to the MNR Proxy Statement, pursuant to the EQC Merger Agreement, at the effective time of the Proposed EQC Merger, each MNR Common Share issued and outstanding immediately prior to the effective time of the Proposed EQC Merger will be automatically converted into the right to receive 0.67 of a newly issued EQC common share.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the EQC Merger Agreement, a copy of which is included as Annex A to the MNR Proxy Statement. The Proposed EQC Merger and each of the Special Meeting Proposals are described in further detail in the MNR Proxy Statement which is available at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS PROXY SOLICITATION

Starwood is a participant in this solicitation of proxies for the Special Meeting. Certain other individuals identified in Schedule I to this Proxy Statement are also participants in such solicitation. Information concerning Starwood and other persons who are participants in this solicitation of proxies for the Special Meeting is set forth in Schedule I to this Proxy Statement and is incorporated into this Proxy Statement by reference.

NO OTHER MATTERS

Other than as set forth above, Starwood currently is not aware of any other proposals to be brought before the Special Meeting. If any Adjournment Proposal is made at the Special Meeting, Starwood will use its proxies to vote “AGAINST” such Adjournment Proposal. Should other proposals be brought before the Special Meeting, the persons named on the BLUE proxy card will vote on such proposals in their discretion to the extent authorized by Rule 14a-4(c)(3) promulgated under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Rule 14a-4(c)(3) of the Exchange Act governs our use of discretionary proxy voting authority with respect to matters that are not known by us a reasonable time before our solicitation of proxies. It provides that if we do not know, a reasonable time before making our solicitation, that a matter is to be presented at the Special Meeting, then we are allowed to use our discretionary voting authority when the proposal is raised at the Special Meeting, without providing any discussion of the matter in this Proxy Statement.

VOTING PROCEDURES

To vote “AGAINST” the EQC Merger Proposal, the Compensation Proposal and the Adjournment Proposal at the Special Meeting, please sign and date the enclosed BLUE proxy card and return it in the enclosed postage-paid envelope. Submitting a proxy will not affect your right to attend the Special Meeting and vote in person (which includes presence by means of remote communication at a virtual meeting). If you hold your shares with a bank or broker, please follow the instructions on the BLUE voting instruction form. If you have not received instructions, please contact the person responsible for your account as soon as possible.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THIS PROXY SOLICITATION

1.	When and where is the Special Meeting?

The Special Meeting will be held on August 17, 2021, at 11:00 a.m., Eastern time, via a live webcast at www.cesonlineservices.com/mnr21_vm.

2.	How do I vote my shares at the Special Meeting?

By Mail

If you hold MNR Common Shares directly in your name as a shareholder of record, you will need to complete, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-paid envelope. To be able to vote your MNR Common Shares in accordance with your instructions at the Special Meeting, please send us your proxy as soon as possible. You may vote your MNR Common Shares without submitting a proxy to us if you vote in person (which includes presence by means of remote communication at a virtual meeting) or submit a proxy to MNR.

If you hold MNR Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, to vote by mail, you will need to sign, date and mark the BLUE voting instruction form provided by your broker, bank, nominee or other holder of record with these materials and return it in the postage-paid return envelope provided. You may also be able to vote by telephone or via the Internet. Please follow the instructions on the BLUE voting instruction form. Your broker, bank, nominee or other holder of record must receive your voting instruction form in sufficient time to vote your shares. Brokers who hold MNR common shares on behalf of their customers may not give a proxy to MNR to vote those shares without specific instructions from their customers.

In Person

If you hold MNR Common Shares directly in your name as a shareholder of record, you may vote in person (which includes presence by means of remote communication at a virtual meeting) at the Special Meeting. Shareholders of record also may be represented by another person at the Special Meeting by executing a proper proxy designating that person in writing.

However, if you hold MNR Common Shares in “street name,” meaning through a broker, bank, nominee or other holder of record, you must obtain a legal proxy from that institution in order to vote your MNR Common Shares at the Special Meeting. To request a legal proxy, please contact your broker, bank, nominee or other holder of record.

3.	What should I do if I receive a proxy card from MNR?

If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, we request that you not sign or return any proxy card or follow any voting instructions provided by MNR unless you intend to change your vote, because only your latest-dated proxy will be counted.

If you have already sent a proxy card to MNR and voted in favor of the EQC Merger Proposal, the Compensation Proposal or the Adjournment Proposal, you may revoke it by sending a subsequently dated BLUE proxy card. This means that you can vote against the EQC Merger Proposal, the Compensation Proposal and the Adjournment Proposal simply by signing, dating and returning the enclosed BLUE proxy card. Returning a later-dated white proxy card will also serve to revoke a prior vote.

4.	What if I want to revoke a proxy or change my voting instructions?

You may change or revoke a proxy at any time prior to the vote on the matters at the Special Meeting. If you are a record holder of MNR Common Shares, you may revoke your proxy by (1) sending a signed notice stating that you revoke your proxy to Starwood Capital Group, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788, that bears a date later than the date of the proxy you want to revoke and is received prior to the Special Meeting, or (2) submitting another valid proxy card with a later date, including by signing, dating and returning the enclosed BLUE proxy card, or (3) attending the Special Meeting (or, if the Special Meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting in person (which includes presence by means of remote communication at a virtual meeting), which will automatically cancel any proxy previously given, or revoking your proxy in person (which includes presence by means of remote communication at a virtual meeting), but your attendance alone will not revoke any proxy previously given. If your MNR Common Shares are held in street name, you must contact your broker, bank nominee or other holder of record in order to revoke your proxy. If you virtually attend the Special Meeting and you beneficially own shares but are not the record owner (i.e., if your MNR Common Shares are held in a brokerage account by a broker, bank or other nominee), your mere attendance at the Special Meeting WILL NOT be sufficient to revoke any previously submitted proxy card. You must provide written authority from the record owner to vote your shares held in its name at the meeting in the form of a “legal proxy” issued in your name from the bank, broker or other nominee that holds your shares.

If you choose to revoke a proxy by delivering a written revocation or a later-dated proxy to MNR or by submitting new voting instructions to the record holder of your MNR Common Shares, we would appreciate it if you would assist us in representing the interests of MNR shareholders on an informed basis by sending a copy of your revocation, proxy or new voting instructions to Starwood Capital Group, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788 or by calling Innisfree toll-free at (877) 750-0625 or collect at (212) 750-5833. Please remember, your latest-dated proxy is the only one that counts.

5.	If I plan to attend the Special Meeting, should I still submit a proxy?

Whether you plan to attend the Special Meeting or not, we urge you to submit the enclosed BLUE proxy card. Returning the enclosed BLUE proxy card will not affect your right to attend the Special Meeting and vote.

6.	Who can vote?

Only record holders of MNR Common Shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. No other shares of MNR capital stock are entitled to notice of and to vote at the Special Meeting. According to the MNR Proxy Statement, as of July 16, 2021, there were 98,302,207 MNR Common Shares outstanding, held by approximately 1,209 holders of record.

Proxies delivered prior to the Record Date will be valid and effective so long as the shareholder providing the proxy is a shareholder of MNR on the Record Date. If you are not a holder of record of MNR Common Shares on the Record Date, any proxy you deliver will be ineffective. If you deliver a proxy prior to the Record Date and remain a holder on the Record Date, you do not need to deliver another proxy after the Record Date. If you deliver a proxy prior to the Record Date and do not revoke that proxy, your proxy will be deemed to cover the number of MNR Common Shares you own on the Record Date even if that number is different from the number of MNR Common Shares you owned when you executed and delivered your proxy. Even if you sell your MNR Common Shares after the Record Date, you will retain the right to vote those shares at the Special Meeting.

7.	How many votes do I have?

Holders of MNR Common Shares have one vote per share on each matter voted upon at the Special Meeting.

8.	How will my shares be voted?

If you sign, date and return the enclosed BLUE proxy card, your shares will be voted as you direct. If you submit a signed BLUE proxy card without instructions, your shares will be voted “AGAINST” the Special Meeting Proposals. To the extent authorized by Rule 14a-4(c)(3) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, submitting a signed BLUE proxy card without instructions will also entitle the persons named on the BLUE proxy card to vote your shares in accordance with their discretion on matters not described in this Proxy Statement that properly come before the Special Meeting.

If MNR shareholders holding MNR Common Shares in street name do not provide voting instructions or vote their MNR Common Shares in person (which includes presence by means of remote communication at a virtual meeting) at the Special Meeting, their shares will not be voted.

Unless a proxy specifies otherwise, it will be presumed to relate to all MNR Common Shares held of record on the Record Date by the person who submitted it.

9.	What is required for a quorum at the Special Meeting?

All holders of record of MNR Common Shares as of the Record Date, which was the close of business on August 2, 2021, are entitled to receive notice of, attend and vote at the Special Meeting. Each MNR common shareholder will be entitled to cast one vote on each matter presented at the Special Meeting for each MNR Common Share that such holder owned as of the Record Date. According to the MNR Proxy Statement, as of July

16 ,2021, there were 98,302,207 MNR Common Shares outstanding, held by approximately 1,209 holders of record. The presence in person (which includes presence by means of remote communication at a virtual meeting) or by proxy of MNR shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting will constitute a quorum. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum.

10.	What are the vote requirements for the Special Meeting Proposals?

Approval of the EQC Merger Proposal requires the affirmative vote of the holders of at least two-thirds of the MNR Common Shares outstanding as of the Record Date. Because the required vote for the EQC Merger Proposal is based on the number of votes MNR common shareholders are entitled to cast, rather than on the number of votes cast, failure to vote your MNR Common Shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the EQC Merger Proposal and the other transactions contemplated by the EQC Merger Agreement.

The approval of each of the Compensation Proposal and the Adjournment Proposal requires, provided a quorum is present, the affirmative vote of at least a majority of all votes cast on the proposal. Approval of these proposals is not a condition to completion of the EQC Merger Proposal. For each of these proposals, if an MNR shareholder fails to cast a vote on such proposal, in person (which includes presence by means of remote communication at a virtual meeting) or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal if a quorum is present at the Special Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

Under NYSE rules, all of the Special Meeting Proposals are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a broker or other nominee are represented at a meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own MNR Common Shares through a broker or other nominee (i.e., in “street name”), your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your MNR Common Shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form. If MNR shareholders hold their shares in “street name” and they fail to provide their broker, bank, or other nominee with instructions regarding how to vote their MNR Common Shares, their MNR Common Shares will NOT be considered present at the MNR special meeting for purposes of determining whether a quorum is present and will NOT be voted. This will have the same effect as a vote “AGAINST” the EQC Merger Proposal and, assuming a quorum is present, will have no effect on the Compensation Proposal or the Adjournment Proposal

Votes cast by proxy or in person (which includes presence by means of remote communication at a virtual meeting) at the Special Meeting will be counted by the person appointed by MNR to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of MNR Common Shares represented at the Special Meeting, in person (which includes presence by means of remote communication at a virtual meeting) or by proxy.

11.	What is Householding of Proxy Materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker and direct your request to Investor Relations, Attn: Becky Coleridge, 101 Crawfords Corner Road, Suite 1405, Holmdel, NJ 07733. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

Because Starwood has initiated a contested proxy solicitation, we understand that banks and brokers with account holders who are shareholders of MNR will not be householding our proxy materials.

12.	How can I receive more information?

If you have any questions about giving your proxy to cast your vote or about our solicitation, or if you require assistance, please call Innisfree toll-free at (877) 750-0625 or collect at (212) 750-5833.

13.	How can I receive more information regarding MNR?

You can find additional business and financial information about MNR in reports and documents previously filed by MNR with the SEC. Such information is available to you without charge at the SEC’s website at www.sec.gov and MNR’s website at www.mreic.reit. The principal executive offices of MNR are located at Bell Works, 101 Crawfords Corner Road, Suite 1405, Holmdel, New Jersey 07733.

14.	How can I receive more information regarding Starwood?

You can find additional business and financial information about Starwood in reports and documents previously filed by Starwood with the SEC. Such information is available to you without charge at the SEC’s website at www.sec.gov and on our website at www.starwoodnav.reit. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See the section entitled “Where You Can Find More Information.” Our principal executive offices are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.

NO DISSENTERS’ RIGHTS OF APPRAISAL

According to the MNR Proxy Statement, no dissenters’ or appraisal rights, or rights of objecting shareholders will be available to holders of MNR Common Shares or the 6.125% Series C Cumulative Redeemable Preferred Stock of MNR with respect to the Proposed EQC Merger or the other transactions contemplated by the EQC Merger Agreement.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by Starwood and the Participants. Proxies will be solicited by mail, telephone, the internet, e-mail, newspapers and other publications of general distribution and in person. Starwood and the Participants will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Starwood has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. Starwood will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. Directors, officers and certain employees of Starwood may assist in the solicitation of proxies without any additional remuneration.

Starwood has retained Innisfree for solicitation and advisory services in connection with solicitations relating to the Special Meeting, for which Innisfree is to receive a fee of $[•], plus an additional fee of $[•] if Starwood acquires MNR. Up to 30 people may be employed by Innisfree in connection with the solicitation of proxies for the Special Meeting. Starwood has also agreed to reimburse Innisfree for out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including reasonable legal fees and related charges and certain liabilities under federal securities laws. Innisfree will solicit proxies for the Special Meeting from individuals, brokers, banks, bank nominees and other institutional holders. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

The entire expense of soliciting proxies for the Special Meeting by or on behalf of Starwood is being borne by Starwood. Costs of this Proxy Solicitation are currently estimated to be approximately $[•]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation. We estimate that through the date hereof, Starwood’s expenses in connection with this Proxy Solicitation are approximately $[•]. If successful, Starwood may seek reimbursement of these costs from MNR. In the event that Starwood decides to seek reimbursement of its expenses, Starwood does not intend to submit the matter to a vote of MNR’s shareholders. The MNR Board would be required to evaluate the requested reimbursement consistent with its fiduciary duties to MNR and its shareholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation and other costs incidental to the solicitation.

Starwood may reimburse banks, brokers, custodians or other record holders for their reasonable out-of-pocket expenses incurred in connection with forwarding, at Starwood’s request, all materials related to this solicitation of proxies to the beneficial owners of MNR Common Shares they hold of record.

If you have any questions concerning this Proxy Statement or the procedures to be followed to execute and deliver a proxy, please contact Innisfree at 20 Oser Avenue, Suite 100, Hauppauge, NY 11788 or by calling Innisfree toll-free at (877) 750-0625 or collect at (212) 750-5833.

FORWARD-LOOKING STATEMENTS

This communication may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Starwood’s offer to acquire MNR, its financing of the proposed transaction and its expected future performance (including expected results of operations and financial guidance). Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in Starwood’s and MNR’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements made in this communication are set forth in other reports or documents that Starwood may file from time to time with the SEC, and include, but are not limited to: (i) the ultimate outcome and terms of any possible transaction between MNR and Starwood, including the possibility that MNR will reject any transaction with Starwood even if the Special Meeting Proposals are not approved; (ii) the ability to meet other closing conditions to any possible transaction, including the necessary shareholder approvals; and (iii) the risks and uncertainties detailed by Starwood and MNR with respect to their respective businesses as described in their respective reports and documents filed with the SEC. All forward-looking statements attributable to Starwood or any person acting on Starwood’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Starwood undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes except to the extent required by law.

OTHER INFORMATION IN THIS PROXY STATEMENT

Except as otherwise noted herein, information concerning MNR and the Proposed EQC Merger contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information.

Pursuant to Rule 14a-5 promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the MNR Proxy Statement in connection with the MNR Special Meeting. Such disclosure includes a summary term sheet of the Proposed EQC Merger, the terms of the EQC Merger Agreement, the Proposed EQC Merger and related transactions, reports, opinions and/or appraisals received by MNR in connection with the Proposed EQC Merger, financial information regarding EQC, MNR and the proposed combined company, past contacts, transactions and negotiations by and among the parties to the Proposed EQC Merger and their respective affiliates and advisors, federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Proposed EQC Merger, the Special Meeting Proposals, the beneficial ownership of MNR Common Shares by certain beneficial owners and management of MNR, including 5% owners, the trading prices of MNR Common Shares over time, the compensation paid and payable to MNR’s directors and executive officers, certain other information about EQC and MNR, other information concerning MNR’s management, the procedures for submitting proposals for consideration at the next annual meeting of MNR shareholders and certain information that would be required by Item 403 of Regulation S-K. Starwood assumes no responsibility for the accuracy or completeness of any such information.

MNR files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document MNR files with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. MNR’s SEC filings, including the MNR Proxy Statement, are also available to you on the SEC’s website at www.sec.gov and MNR’s website at www.mreic.reit.

If you have any questions about this Proxy Statement or the Special Meeting, or if you would like additional copies of this Proxy Statement, please contact Innisfree, our proxy solicitor, at:

Innisfree M&A Incorporated

20 Oser Avenue, Suite 100

Hauppauge, NY 11788

(212) 750-5833

Shareholders Call Toll Free: (877) 750-0625

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the Special Meeting. This means you must request this information no later than August 10, 2021. Starwood will mail properly requested documents, without charge, to requesting shareholders by first-class mail, or another equally prompt means, within one business day after receipt of such request.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR MNR COMMON SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    ], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO MNR SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ADDITIONAL INFORMATION

This Proxy Statement does not constitute an offer to buy or solicitation of an offer to sell any securities. This Proxy Statement relates solely to the Special Meeting Proposals to be voted upon by MNR common shareholders at the Special Meeting.

None of the communications in this Proxy Statement relating to the Starwood July 15 Proposal constitutes an offer to buy or solicitation of an offer to sell any securities. The Starwood July 15 Proposal is a proposal Starwood has made to the MNR Board for a business combination transaction with MNR. In furtherance of such a proposed transaction and subject to future developments, Starwood (and, if a negotiated transaction is agreed, MNR) may file one or more registration statements, proxy statements, tender or exchange offer statements, prospectuses or other documents with the SEC. This Proxy Statement is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Starwood or MNR may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF STARWOOD AND MNR ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement or prospectus (if and when available) will be delivered to shareholders of Starwood or MNR, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Starwood through the website maintained by the SEC at www.sec.gov and Starwood’s website at www.starwoodnav.reit.

SCHEDULE I

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION OF PROXIES

This Proxy Solicitation is being made by Starwood, Christopher Graham and Ethan Bing (collectively with Starwood and Mr. Graham, the “Participants”).

Starwood is a Maryland corporation formed to invest primarily in stabilized, income-oriented commercial real estate, formed on June 22, 2017. Starwood is externally managed by its advisor, Starwood REIT Advisors, L.L.C., a Delaware limited liability company, which is a subsidiary of Starwood’s sponsor, Starwood Capital Group Holdings, L.P.

The following table sets forth the business address and principal occupation of each of Mr. Graham and Mr. Bing.

Name	Business Address	Principal Occupation
Christopher Graham	1255 23rd St NW, Suite 250 Washington, DC 20037	Senior Managing Director, Starwood Capital Group Holdings, L.P.
Ethan Bing	591 West Putnam Avenue, Greenwich, CT 06830	Managing Director, Starwood Capital Group Holdings, L.P.

Interests of Participants

Starwood is the record and beneficial owner of 100 MNR Common Shares as of the date of this filing, which were purchased on July 19, 2021. Starwood has sole power to direct the vote, and to direct the disposition of, such shares and is beneficial owner of such shares. Neither Mr. Graham nor Mr. Bing own any securities of MNR of record or beneficially.

Except as set forth in this Proxy Statement (including the Schedules), (i) during the past ten years, none of the Participants have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Participants in this proxy solicitation directly or indirectly beneficially own any securities of MNR; (iii) none of the Participants own any securities of MNR which are owned of record but not beneficially; (iv) none of the Participants have purchased or sold any securities of MNR during the past two years; (v) no part of the purchase price or market value of the securities of MNR owned by any of the Participants is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) none of the Participants are, or within the past year were, a party to any contract, arrangements or understandings with any person with respect to any securities of MNR, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (vii) no associate of any of the Participants owns beneficially, directly or indirectly, any securities of MNR; (viii) none of the Participants own beneficially, directly or indirectly, any securities of any parent or subsidiary of MNR; (ix) none of the Participants or any of their associates were a party to any transaction, or series of similar transactions, since the beginning of MNR’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which MNR or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) none of the Participants or any of their associates have any arrangement or understanding with any person with respect to any future employment by MNR or its affiliates, or with respect to any future transactions to which the MNR or any of its affiliates will or may be a party; and (xi) none of the Participants, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any of the Participants or any of their associates is a party adverse to MNR or any of its subsidiaries or has a material interest adverse to MNR or any of its subsidiaries.

I-1

SUBJECT TO COMPLETION—PRELIMINARY PROXY CARD

FORM OF BLUE PROXY CARD

THIS PROXY IS SOLICITED BY STARWOOD REAL ESTATE INCOME TRUST, INC., CHRISTOPHER GRAHAM AND ETHAN BING

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

2021 Special Meeting of Shareholders of Monmouth Real Estate Investment Corporation

August 17, 2021

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY.

VOTE BY VOTE BY MAIL

Please complete, sign, date and return the proxy card in the envelope provided to: Starwood Capital Group, c/o Innisfree M&A Incorporated, 20 Oser Avenue, Suite 100, Hauppauge, NY 11788.

▼ TO VOTE BY MAIL, PLEASE DETACH THE CARD HERE AND SIGN, DATE RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

STARWOOD CAPITAL GROUP STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN
1. To approve the merger (the “Merger”) of Monmouth Real Estate Investment Corporation (“MNR”) with and into EQC Maple Industrial LLC (f/k/a RS18 LLC) (“Merger Sub”), a subsidiary of Equity Commonwealth (“EQC”), pursuant to the Agreement and Plan of Merger, dated as of May 4, 2021, as it may be amended from time to time (the “Merger Agreement”), by and among MNR, EQC, and Merger Sub, and the other transactions contemplated by the Merger Agreement;	☐	☐	☐

2. To approve, on a non-binding advisory basis, certain compensation that may be paid or become payable to MNR’s five executive officers in connection with the Merger Agreement and the transactions contemplated thereby; and	☐	☐	☐

3. To authorize the board of directors of MNR to approve one or more adjournments of the MNR special meeting to another date, time, place or format, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement.	☐	☐	☐

Date

Signature

Signature (if held jointly)

Title or Authority

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE VOTE TODAY

▼ TO VOTE BY MAIL, PLEASE DETACH THE CARD HERE AND SIGN, DATE RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

BLUE Proxy Card

THIS PROXY IS SOLICITED BY STARWOOD REAL ESTATE INCOME TRUST, INC., CHRISTOPHER GRAHAM AND ETHAN BING

AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

2021 Special Meeting of Shareholders of

Monmouth Real Estate Investment Corporation

August 17, 2021

The undersigned appoints [•], [•], and Scott Winter, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Monmouth Real Estate Investment Corporation (the “Company”), that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company scheduled to be held to be held virtually through the website www.cesonlineservices.com/mnr21_vm, including at any adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement or substitution thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act, as amended. The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares,and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, THIS PROXY WILL BE VOTED “AGAINST” PROPOSALS 1, 2 AND 3. THIS PROXY WILL REVOKE ANY PREVIOUSLY EXECUTED PROXY WITH RESPECT TO ALL PROPOSALS.

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE OTHER SIDE)